Exhibit 5.1

ADC Therapeutics SA Biopôle Route de la Corniche 3 B 1066 Epalinges Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch T +41 43 222 10 00

November 10, 2025

ADC Therapeutics SA – Registration Statement on Form S-3 – Exhibit 5.1

Ladies and Gentlemen

We have acted as special Swiss counsel to ADC Therapeutics SA, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of the registration statement on Form S-3 (the Registration Statement) filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the Securities Act), the offer and sale by the selling shareholders named in the Registration Statement of up to 14,696,253 common shares of the Company consisting of (i) 10,850,100 common shares of the Company, each with a nominal value of CHF 0.08 (the Common Shares), and (ii) 3,846,153 common shares with a nominal value of CHF 0.08 (the Warrant Shares) issuable upon exercise of pre-funded warrants issued by the Company to purchase the Warrant Shares (the Pre-Funded Warrants). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(a)	an electronic copy of the Registration Statement;

(b)	an electronic copy of the Pre-Funded Warrants;

(c)	an electronic copy of the resolutions of the board of directors of the Company dated October 9, 2025 (the Private Placement Board Resolution), regarding, inter alia, the approval of the offering and sale of the Common Shares and the Pre-Funded Warrants;

(d)	an electronic copy of the resolutions of the Pricing Committee dated as of October 12, 2025, determining the number and offer price of the Common Shares and the Pre-Funded Warrants (the Pricing Committee Resolution, and together with the Private Placement Board Resolution, the Board Resolutions);

(e)	an electronic copy of a certified excerpt from the Commercial Register of the Canton of Vaud dated October 24, 2025, relating to the Company (the Excerpt);

(f)	an electronic copy of the articles of association (statuts) of the Company dated October 23, 2025 (the Articles); and

(g)	an electronic copy of the Company's uncertificated securities book (registre des droits-valeurs) dated October 27, 2025, evidencing the creation of 11,250,000 uncertificated securities representing the Common Shares (the Securities Book).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;

(d)	the Registration Statement has been duly filed by the Company;

(e)	the counterparty to the Pre-Funded Warrants is duly incorporated or formed, as applicable, and organized and validly existing under the laws of its jurisdiction of incorporation or formation, as applicable, and has the requisite capacity, power and authority to execute, deliver, where applicable, and perform its obligations as provided in the Pre-Funded Warrants;

(f)	the Pre-Funded Warrants are within the capacity and power of, have been duly authorized, executed and delivered by, and are binding on, the counterparty thereto (with respect to Swiss law);

(g)	to the extent relevant for purposes of this opinion, all parties to the Pre-Funded Warrants have performed and will perform all obligations by which they are respectively bound under the Pre-Funded Warrants, and all parties to the Pre-Funded Warrants are in compliance with all matters of validity and enforceability under any law other than, in the case of the Company and with respect to the Company, the laws of Switzerland;

(h)	as far as any obligation under the Pre-Funded Warrants are required to be performed in, or by a party organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(i)	the parties to the Pre-Funded Warrants entered into the Pre-Funded Warrants for bona fide commercial reasons and on arm's length terms, and none of the directors, officers or agents of any such party has or had a conflict of interest with such party in respect of the Documents that would preclude such director, officer or agent from validly representing (or granting a power of attorney in respect of the Documents for) such party;

(j)	the Excerpt, the Articles and the Securities Book are correct, complete and up-to-date as of the date hereof and no changes have been made that should have been or should be reflected in the Excerpt, the Articles or the Securities Book as of the date hereof;

(k)	the Board Resolutions (i) have been duly adopted in meetings duly convened and otherwise in the manner set forth therein, (ii) have not been amended, and (iii) are in full force and effect;

(l)	each party to the Documents (other than the Company) is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance (if applicable) of all Warrant Shares not yet issued, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Warrant Shares not yet issued, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Warrant Shares not yet issued, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

(m)	except as expressly opined upon herein, and to the extent relevant for purposes of this opinion, all information and confirmations contained in the Documents, and all material statements made to us in connection with the Documents, are true and accurate;

(n)	there are no provisions of the laws of any jurisdiction other than Switzerland that may affect the opinions expressed herein;

(o)	the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

(p)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements); and

(q)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	The Common Shares are validly issued in the form of uncertificated securities (droits-valeurs), fully paid-in as to their nominal value and non-assessable.

2.	The Warrant Shares to be issued upon exercise of the Pre-Funded Warrants, if and when issued and paid for pursuant to the Articles, the Pre-Funded Warrants and Swiss law—in particular after the exercise notice has been given (if applicable) and the issue price for such Warrant Shares has been paid-in in accordance with the Articles, the Pre-Funded Warrants and Swiss law and upon registration of the corresponding share capital increase in the Commercial Register of the Canton of Vaud (if applicable)—and if and when such Warrant Shares have been entered into the Company's book of uncertificated securities, will be validly issued in the form of uncertificated securities (droits-valeurs), fully paid-in as to their nominal value and non-assessable.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	As used in this opinion, the terms "enforceable" and "enforceability" mean that the relevant obligation or provision is of a type enforced by the Swiss courts in accordance with, and subject to, the rules of procedure applicable in Switzerland. It is not certain, however, that the Pre-Funded Warrants will be enforced in accordance with its terms in every circumstance. In particular, enforceability of the Pre-Funded Warrants may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors in general (including, without limitation, the provisions relating to voidable preferences as set forth in articles 285 et seq. of the Swiss Federal Debt Enforcement and Bankruptcy Act of April 11, 1889, as amended), laws or principles of general application (including, but not limited to, the abuse of rights (abus de droit) and the principle of good faith (principe de la bonne foi), and public policy, as defined in articles 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the Private International Law Act).

Enforcement before the courts of Switzerland will in any event be subject to:

(i)	the nature of the remedies available in the Swiss courts (and nothing in this opinion should be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

(ii)	the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

(c)	Under Swiss law, jurisdiction clauses may have no effect with regard to actions relating to, or deemed to be brought in connection with, insolvency procedures, which, as a rule, must be brought before the court at the place of the relevant insolvency procedure.

(d)	Rights and claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud.

(e)	Swiss courts do not consider themselves bound by contractual severability provisions or provisions stating that an agreement may only be amended in writing.

(f)	Under Swiss law, a notice sent but not actually received may be considered not to have been properly given, and a document required to be signed or to be made in writing may not constitute a valid document if only transmitted by fax, e-mail or similar telecommunication.

(g)	Swiss courts interpret and construe an agreement in accordance with the principle of good faith (interprétation des contrats d'après les règles de la bonne foi) and, in doing so, may consider elements in addition to the wording of the relevant provisions of such agreement, including, without limitation, the circumstances under which such agreement was entered into and the real intention of the parties thereto as mutually understood or as to be understood in good faith.

(h)	In making references to the terms of the Pre-Funded Warrants, no opinion is expressed as to whether and to what extent these are sufficiently specified or leave room for interpretation which may, as the case may be, become a matter of the discretion of the courts.

(i)	Where a party to the Pre-Funded Warrants are vested with discretion, Swiss law may require that such discretion is exercised on reasonable grounds. Moreover, a determination, calculation, statement or certification as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation, statement or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

(j)	While Swiss courts have generally the power to grant judgments ordering specific performance of an agreement, such remedy may not always be available for the enforcement of an obligation other than for the payment of a sum of money.

(k)	The enforceability in Switzerland of a foreign judgment rendered against the Company is subject to the limitations set forth in (x) bilateral and international treaties by which Switzerland is bound (including, but not limited to, the Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007 (the Lugano Convention)), and (y) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

(i)	in the case of sub-clause (y) above and, in certain exceptional cases, sub-clause (x) above, such foreign court had jurisdiction;

(ii)	such judgment has become final and non-appealable, or, in the case of sub-clause (x) above, has become enforceable at an earlier stage;

(iii)	the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, subject to special provisions provided for by bilateral and international treaties by which Switzerland is bound (including, but not limited to, the Lugano Convention);

(iv)	such judgment on its merits does not violate Swiss law principles of public policy; and

(v)	from a Swiss law perspective, such foreign procedure does not formally or functionally qualify as an insolvency-related, administrative or criminal procedure.

(l)	A judgment given by a Swiss court in respect of proceedings instituted before it based on a claim for currencies other than Swiss francs may be expressed in such currency, if so requested. Enforcement of a claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and any foreign currency amount must accordingly be converted into Swiss francs in accordance with the applicable rules.

(m)	When used in this opinion, the term "non-assessable" means that no further contributions have to be made by the relevant holder of the shares.

(n)	The exercise of voting rights and rights related thereto with respect to any Common Shares or Warrant Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(o)	We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company's consolidation perimeter, and/or the Common Shares, Pre-Funded Warrants or Warrant Shares.

(p)	We express no opinion as to tax, banking, insurance or regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

[signature page follows]

Sincerely yours,

/s/ Homburger AG